UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2017

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-04978	22-1684144
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant's Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under "Item 3.03 Material Modification to Rights of Security Holders" of this Current Report on Form 8-K with respect to the entry into the NOL Rights Agreement (as described below) is incorporated into this Item 1.01 by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under "Item 3.03 Material Modification to Rights of Security Holders" of this Current Report on Form 8-K with respect to the termination of the Prior Rights Agreement (as described below) is incorporated into this Item 1.02 by reference.

Section 3 – Securities and Trading Markets

Item 3.03.	Material Modification to Rights of Security Holders.

Termination of Prior Rights Agreement

On May 12, 2017, Solitron Devices, Inc., a Delaware corporation ("Solitron" or the "Company"), entered into Amendment No. 1 (the "Amendment") to the Rights Agreement, dated as of May 29, 2012, (the "Prior Rights Agreement") between the Company and Continental Stock Transfer & Trust Company.

The Amendment accelerates the final expiration date of the Company’s right representing the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, $0.01 par value per share, of the Company (the "Prior Rights") from the close of business on May 29, 2022 to the close of business on May 12, 2017, and has the effect of terminating the Prior Rights Agreement on that date. At the time of the termination of the Prior Rights Agreement, all of the Prior Rights distributed to holders of the Company’s common stock pursuant to the Prior Rights Agreement automatically expired.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached herewith as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Adoption of NOL Rights Agreement

On May 12, 2017, the Board of Directors (the "Board") of the Company declared a dividend of one preferred stock purchase right (a "New Right") for each of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (the "Common Stock"). The dividend will be paid to the stockholders of record at the close of business on May 12, 2017 (the "Record Date"). When exercisable, each New Right entitles the registered holder, subject to the terms of the NOL Rights Agreement (as defined below), to purchase from the Company one one-hundredth of a share of the Company’s Series A Junior Participating Preferred Stock (the "Preferred Stock") at a price of $17.92 (the "Purchase Price"), subject to certain adjustments. The description and terms of the New Rights are set forth in the Rights Agreement dated as of May 12, 2017 (the "NOL Rights Agreement") between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

The purpose of the NOL Rights Agreement is to protect certain of the Company’s tax attributes (the "Tax Attributes"), specifically the Company's net operating losses, from becoming subject to limitations if the Company experiences an "ownership change," as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the "Tax Code"). A company generally experiences such an ownership change if the percentage of its stock owned by one or more "5 percent shareholders," as defined in Section 382 of the Tax Code, increases by more than fifty percentage points over the lowest percentage of stock owned by such shareholders at any time during the prior rolling three-year period or, if sooner, since the last "ownership change" experienced by the Company. The NOL Rights Agreement is designed to reduce the likelihood that the Company will experience an ownership change under Section 382 of the Tax Code by (i) discouraging any person or group from becoming a 4.99% stockholder and (ii) discouraging any existing 4.99% stockholder from acquiring additional shares of the Company’s common stock.

The New Rights will not be exercisable until the earlier to occur of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 4.99% or more of the Common Stock (an "Acquiring Person") or (ii) ten business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.99% or more of the Common Stock (the earlier of (i) and (ii) being referred to as the "Distribution Date").

With respect to certificates representing shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the New Rights will be evidenced by such certificates for shares of Common Stock registered in the names of the holders thereof, and not by separate Rights Certificates, as described further below. With respect to book entry shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the New Rights will be evidenced by a notation in book entry. Until the Distribution Date or earlier redemption, exchange, termination or expiration of the New Rights, new Common Stock certificates issued after the close of business on the Record Date upon the new issuance of the Common Stock will contain a notation incorporating the NOL Rights Agreement by reference and the Company will deliver a notice to that effect upon the new issuance of book entry shares. Until the earlier of the Distribution Date, earlier redemption, exchange, termination or expiration of the New Rights, as described below, the transfer of any shares of Common Stock outstanding on the Record Date will also constitute the transfer of the New Rights associated with such shares of Common Stock. As soon as practicable after the Distribution Date, separate certificates evidencing the New Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such Right Certificates alone will evidence the New Rights.

The New Rights, which are not exercisable until the Distribution Date, will expire on the earliest of (i) May 12, 2020; (ii) the final adjournment of the Company's 2017 annual meeting of stockholders if stockholder approval of the NOL Rights Agreement is not obtained prior to such time; (iii) the time at which the New Rights are redeemed pursuant to the NOL Rights Agreement, (iv) the time at which the New Rights are exchanged pursuant to the NOL Rights Agreement; (v) the closing of certain merger or acquisition transactions involving the Company; (vi) the close of business on the effective date of the repeal of Section 382 of the Code if the Board determines that the NOL Rights Agreement is no longer necessary or desirable for the preservation of the Tax Attributes; or (vii) the close of business on the first day of a taxable year of the Company to which the Board determines that no Tax Attributes may be carried forward or otherwise utilized (the earliest of (i), (ii), (iii), (iv), (v), (vi) and (vii) is referred to as the "Expiration Date").

Each share of Preferred Stock purchasable upon exercise of the New Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of 100 times the dividend, if any, declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $1.00 per share (plus accrued but unpaid dividends), provided that such holders of the Preferred Stock will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Preferred Stock will entitle the holder thereof to 100 votes and will vote together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. Preferred Stock will not be redeemable. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of one one-hundredth of a share of Preferred Stock purchasable upon exercise of each New Right should approximate the value of one share of Common Stock.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the New Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or securities convertible into Preferred Stock at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Stock (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

In the event that a person becomes an Acquiring Person, each holder of a New Right, other than New Rights that are or were acquired or beneficially owned by the Acquiring Person (which New Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then current Purchase Price of the New Right.

No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase Price. No fractional Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts) and in lieu thereof, a payment in cash will be made based on the market price of the Preferred Stock or Common Stock on the last trading day prior to the date of exercise.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Stock, the Board may cause the Company to exchange the New Rights (other than New Rights owned by an Acquiring Person which will have become void), in whole or in part, for Common Stock at an exchange rate of one share of Common Stock per New Right (subject to adjustment).

At any time before a person becomes an Acquiring Person, the Board may redeem the New Rights in whole, but not in part, at a price of $0.01 per New Right (the "Redemption Price"). The redemption of the New Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the New Rights, the right to exercise the New Rights will terminate and the only right of the holders of New Rights will be to receive the Redemption Price.

Until a New Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the NOL Rights Agreement may be amended by the Board as long as the New Rights are then redeemable. After the New Rights are no longer redeemable, the Company may amend or supplement the NOL Rights Agreement in any manner that does not adversely affect the interests of the holders of the New Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

The NOL Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The description of the NOL Rights Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.2.

Section 5 – Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior Series A Junior Participating Preferred Stock

On August 9, 1991, the Company filed a Certificate of Designation of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware setting forth the rights, powers and preferences of the Series A Junior Participating Preferred Stock (the "Series A Preferred Shares"). The Certificate of Designation describes the rights, powers and preferences of the Series A Preferred Shares issuable upon exercise of the Prior Rights pursuant to the Prior Rights Agreement.

Promptly following the expiration of the Prior Rights and the termination of the Prior Rights Agreement on May 12, 2017, the Company filed a Certificate of Elimination (the "Certificate of Elimination") with the Secretary of State of the State of Delaware eliminating the Series A Preferred Shares and returning them to authorized but undesignated shares of the Company’s preferred stock. The effective date of the Certificate of Elimination was May 12, 2017.

The foregoing is a summary of the terms of the Certificate of Elimination. The summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is attached herewith as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

New Series A Junior Participating Preferred Stock

In connection with the adoption of the NOL Rights Agreement, the Board approved a Certificate of Designation of Series A Junior Participating Preferred Stock (the "Certificate of Designation"). The Certificate of Designation was filed with the Secretary of State of the State of Delaware and became effective on May 12, 2017. See the description of the NOL Rights Agreement in Item 3.03 of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Preferred Stock.

The Certificate of Designation is attached hereto as Exhibit 3.2 and is incorporated herein by reference. The description of the Certificate of Designation herein does not purport to be complete and is qualified in its entirety by Exhibit 3.2.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of Solitron Devices, Inc., dated May 12, 2017.
3.2	Certificate of Designation of Series A Junior Participating Preferred Stock of Solitron Devices, Inc., dated May 12, 2017.
4.1	Amendment No. 1 to Rights Agreement, dated as of May 12, 2017, between Solitron Devices, Inc. and Continental Stock Transfer & Trust Company.
4.2	Rights Agreement, dated as of May 12, 2017, between Solitron Devices, Inc. and Continental Stock Transfer & Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 18, 2017	SOLITRON DEVICES, INC.

/s/ Tim Eriksen
Tim Eriksen
Chief Executive Officer and
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of Solitron Devices, Inc., dated May 12, 2017.
3.2	Certificate of Designation of Series A Junior Participating Preferred Stock of Solitron Devices, Inc., dated May 12, 2017.
4.1	Amendment No. 1 to Rights Agreement, dated as of May 12, 2017, between Solitron Devices, Inc. and Continental Stock Transfer & Trust Company.
4.2	Rights Agreement, dated as of May 12, 2017, between Solitron Devices, Inc. and Continental Stock Transfer & Trust Company.